Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Tomer Weingarten, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Quarterly Report on Form 10-Q of SentinelOne, Inc. for the fiscal quarter ended July 31, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of SentinelOne, Inc.

Date: August 27, 2026	By:	/s/ Tomer Weingarten
	Name:	Tomer Weingarten
	Title:	Chairman of the Board of Directors, President, and Chief Executive Officer (Principal Executive Officer)

I, Sonalee Parekh, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Quarterly Report on Form 10-Q of SentinelOne, Inc. for the fiscal quarter ended July 31, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of SentinelOne, Inc.

Date: August 27, 2026	By:	/s/ Sonalee Parekh
	Name:	Sonalee Parekh
	Title:	Chief Financial Officer (Principal Financial Officer)